EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Date:	July 9, 2004	8:00 A.M. (ET)
Contact:	Terry L. Hester
Chief Financial Officer
(229) 426-6002

Colony Bankcorp, Inc. Announces Second Quarter Results

FITZGERALD, GA., July 9, 2004 — Colony Bankcorp, Inc. (Nasdaq: CBAN), today reported record quarterly net income of $2,007,000 for the second quarter of 2004, up 20.54% from second quarter 2003 net income of $1,665,000. On a per share split-adjusted basis, net income was $0.35, up 20.69% from second quarter 2003 net income per share of $0.29. Annualized return on assets for the quarter was 0.87% and return on equity excluding FASB 115 accounting effect was 13.80%, compared to 0.83% and 12.65% for the same year ago period, respectively. Net interest margin reflected an improvement to 3.82% for second quarter 2004 compared to 3.59% for the same year ago period.

Net income for the six months ended June 30, 2004 was $3,932,000 or $0.69 per share as compared to $3,310,000 or $0.58 per share for the same period a year ago. Earnings per share reflect an increase of 18.97% from a year ago. Annualized return on assets for the six months ended June 30, 2004 was 0.87% and return on equity excluding FASB 115 accounting effect was 13.71%, compared to 0.84% and 12.75% for the six months ended June 30, 2003, respectively.

Asset growth continued to be good as Colony surpassed $936 million in total assets during the quarter. Total assets increased 14.30% to $936,997,000 on June 30, 2004 from $819,757,000 a year ago. Net loans increased 17.88% to $734,799,000 on June 30, 2004 from $623,356,000 a year ago. Total deposits increased 14.82% to $790,682,000 on June 30, 2004 from $688,641,000 a year ago. Shareholders’ equity on June 30, 2004 was $58,015,000 and equaled 6.19% of total assets.

The ratio of non-performing assets to loans and other real estate on June 30, 2004 was 1.43% as compared to 1.48% on June 30, 2003 and 1.55% on December 31, 2003. The second quarter provisions for loan losses were $865,000 compared to $823,000 for the same period in 2003, while year to date provisions for loan losses were $1,845,000 and $1,472,000 for 2004 and 2003, respectively. Net charge-offs for the quarter were 0.04% of average loans, down from 0.11% for the second quarter of 2003 and net charge-offs for the six months ended June 30, 2004 were 0.10%, down from 0.14% for the same period a year ago. The loan loss reserve on June 30, 2004 was 1.30% of total loans, which provided coverage of 133.77% of nonperforming loans and 90.77% of nonperforming assets, compared to 103.66% and 84.84% on June 30, 2003, respectively.

During the quarter the board of directors increased the quarterly cash dividend to $0.0775 per share compared to $0.075 per share in the first quarter of 2004 and to the split-adjusted cash dividend of $0.068 per share in the second quarter of 2003. The second quarter dividend payment represents an increase of 13.97% over the dividend payment in second quarter 2003.

In May, the company was recognized as one of Georgia’s top-performing companies when The Atlanta Journal-Constitution announced its annual ranking of public companies based in Georgia. The eleventh annual list, based on fiscal 2003 data, ranked Colony Bankcorp, Inc. 35th on the list and was the fifth consecutive year that Colony has been recognized.

Colony Bankcorp, Inc. is a multi-bank holding company headquartered in Fitzgerald, Georgia that consists of the following subsidiaries: Colony Bank of Fitzgerald, Colony Bank Wilcox, Colony Bank Ashburn, Colony Bank of Dodge County, Colony Bank Worth, Colony Bank Southeast, Colony Bank Quitman, FSB, Georgia First Mortgage Company and Colony Management Services, Inc. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty-five offices located in the Central, South and Coastal Georgia cities of Fitzgerald, Warner Robins, Ashburn, Leesburg, Cordele, Albany, Thomaston, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

EARNINGS SUMMARY	QUARTER ENDED		YEAR-TO-DATE
	06/30/04	06/30/03	06/30/04	06/30/03
Net Interest Income	$8,295	$6,775	$16,195	$13,233
Provision for Loan Losses	865	823	1,845	1,472
Non-interest Income	1,572	1,763	3,093	3,333
Non-interest Expense	5,949	5,186	11,445	10,084
Income Taxes	1,046	864	2,066	1,700
Net Income	2,007	1,665	3,932	3,310
Operating Income	2,007	1,665	3,932	3,310

PER SHARE SUMMARY	QUARTER ENDED		YEAR-TO-DATE
	06/30/04	06/30/03	06/30/04	06/30/03
Common Shares Outstanding**	5,738,343	5,728,852	5,738,343	5,728,852
Weighted Average Diluted Shares**	5,725,022	5,716,409	5,719,551	5,715,937
Net Income Per Weighted
Average Diluted Shares**	$0.35	$0.29	$0.69	$0.58
Operating Income Per Weighted
Average Diluted Shares **	$0.35	$0.29	$0.69	$0.58
Dividends Declared Per Share**	$0.0775	$0.068	$0.1525	$0.128

OPERATING RATIOS (1)	QUARTER ENDED		YEAR-TO-DATE
	06/30/04	06/30/03	06/30/04	06/30/03
Net Interest Margin (a)	3.82%	3.59%	3.82%	3.56%
Return on Average Assets
Based on Net Income	0.87%	0.83%	0.87%	0.84%
Return on Average Assets
Based on Operating Income	0.87%	0.83%	0.87%	0.84%
Return on Average Equity
Based on Net Income(b)	13.80%	12.65%	13.71%	12.75%
Return on Average Equity
Based on Operating Income(b)	13.80%	12.65%	13.71%	12.75%
Efficiency (c)	59.89%	60.26%	58.91%	60.38%

ENDING BALANCES	QUARTER ENDED
	06/30/04	06/30/03
Total Assets	$936,997	$819,757
Loans Held for Sale	2,469	7,618
Loans, Net of Reserves	734,799	623,356
Allowance for Loan Losses	9,677	7,963
Intangible Assets	3,123	769
Deposits	790,682	688,641
Stockholders’ Equity	58,015	54,055
Book Value Per Share**	$10.11	$9.44
Tangible Book Value Per Share**	$9.57	$9.30
Shareholders’ Equity to Total Assets	6.19%	6.59%

(1)	Annualized.
(a)	Computed using fully taxable-equivalent net income.
(b)	Excludes FASB 115 accounting effect
(c)	Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding any security gains/losses.
**	All per share data has been adjusted to reflect 5-for-4 stock split effected as a 25% stock dividend as of September 1, 2003.

COLONY BANKCORP, INC

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

AVERAGE BALANCES	QUARTER ENDED		YEAR-TO-DATE
	06/30/04	06/30/03	06/30/04	06/30/03
Total Assets	$925,320	$806,640	$903,191	$793,519
Loans, Net of Reserves	712,616	611,329	686,512	594,377
Deposits	786,873	678,013	764,099	671,149
Stockholders’ Equity	58,124	53,462	57,571	52,773

ASSET QUALITY	QUARTER ENDED		YEAR-TO-DATE
	06/30/04	06/30/03	06/30/04	06/30/03
Nonperforming Loans	$7,234	$7,682	$7,234	$7,682
Nonperforming Assets	10,661	9,386	10,661	9,386
Net Loan Chg-offs (Recoveries)	269	680	683	873
Reserve for Loan Loss to Gross Loans	1.30%	1.26%	1.30%	1.26%
Reserve for Loan Loss to Non- performing Loans	133.77%	103.66%	133.77%	103.66%
Reserve for Loan Loss to Non- performing Assets	90.77%	84.84%	90.77%	84.84%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.04%	0.11%	0.10%	0.14%
Nonperforming Loans to Gross Loans	0.97%	1.22%	0.97%	1.22%
Nonperforming Assets to Total Assets	1.14%	1.15%	1.14%	1.15%
Nonperforming Assets to Loans and Other Real Estate	1.43%	1.48%	1.43%	1.48%

Quarterly Comparative Data (in thousands, except per share data)

	2Q2004	1Q2004	4Q2003	3Q2003	2Q2003
Assets	$936,997	$922,908	$868,606	$831,384	$819,757
Loans	734,799	688,793	645,661	642,969	623,356
Deposits	790,682	786,351	732,318	697,805	688,641
Equity	58,015	57,983	55,976	54,449	54,055
Net Income	2,007	1,925	1,787	1,719	1,665
Net Income Per Share*	0.35	0.34	0.31	0.30	0.29
Dividends Declared Per Share*	0.0775	0.075	0.0725	0.07	0.068

*	All per share data has been adjusted to reflect 5-for-4 stock split effected as a 25% stock dividend on September 1, 2003.

Key Performance Ratios	2Q2004	1Q2004	4Q2003	3Q2003	2Q2003
Return on Assets	0.87%	0.87%	0.84%	0.83%	0.83%
Return on Equity*	13.80%	13.61%	12.92%	12.75%	12.65%
Equity/Assets	6.19%	6.28%	6.45%	6.55%	6.60%
Net Interest Margin	3.82%	3.82%	3.76%	3.70%	3.59%

*	Excludes FASB 115 Accounting Effect

Consolidated Balance Sheets Colony Bankcorp, Inc.

(in thousands)

	June 30, 2004	June 30, 2003
	(unaudited)	(unaudited)
ASSETS

Cash and Balances Due from Depository Institutions	$18,537	$21,480
Interest-Bearing Deposits	4,846	15,437
Federal Funds Sold	18,306	23,811
Investment Securities
Available for Sale, at Fair Value	110,545	92,281
Held for Maturity, at Cost (Fair Value of $87 and $87, Respectively)	87	87

	110,632	92,368

Federal Home Loan Bank Stock, at Cost	3,330	2,925
Loans Held for Sale	2,469	7,618
Loans	744,513	631,360
Allowance for Loan Losses	(9,677)	(7,963)
Unearned Interest and Fees	(37)	(41)

	734,799	623,356

Premises and Equipment	21,655	17,501
Other Real Estate	3,427	1,704
Goodwill	2,412	448
Intangible Assets	711	321
Other Assets	15,873	12,788

Total Assets	$936,997	$819,757

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Noninterest-Bearing	$60,668	$51,924
Interest-Bearing	730,014	636,717

	790,682	688,641

Borrowed Money
Subordinated Debentures	19,074	14,434
Federal Funds Purchased	610	0
Other Borrowed Money	64,565	58,308

	84,249	72,742

Other Liabilities	4,051	4,319

Stockholders’ Equity
Common Stock, Par Value $1, Authorized 20,000,000 Shares, Issued 5,738,343 and 4,583,082 Shares as of June 30, 2004 and June 30, 2003, Respectively	5,738	4,583
Paid in Capital	23,713	23,506
Retained Earnings	29,915	25,319
Restricted Stock- Unearned Compensation	(288)	(185)
Accumulated Other Comprehensive Income, Net of Taxes	(1,063)	832

	58,015	54,055

Total Liabilities and Stockholders’ Equity	$936,997	$819,757

Consolidated Statements of Income Colony Bankcorp, Inc.

(in thousands except per share data)

	Quarter Three Months Ended		Year-to-Date Three Months Ended
	06/30/04	06/30/03	06/30/04	06/30/03
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, including fees	$11,537	$10,765	$22,507	$21,220
Federal Funds Sold	54	98	138	221
Deposits with Other Banks	20	46	46	80
Investment Securities
U.S. Treasury & Federal Agencies	805	432	1,649	1,007
State, County and Municipal	80	80	166	163
Other Investments	84	119	168	236
Dividends on Other Investments	26	31	52	67

	12,606	11,571	24,726	22,994

Interest Expense
Deposits	3,537	4,043	6,969	8,322
Federal Funds Purchased	3	1	3	1
Borrowed Money	599	578	1,218	1,088
Subordinated Debentures	172	174	341	350

	4,311	4,796	8,531	9,761

Net Interest Income	8,295	6,775	16,195	13,233
Provision for Loan Losses	865	823	1,845	1,472

Net Interest Income After Provisions for Loan Losses	7,430	5,952	14,350	11,761

Noninterest Income
Service Charges on Deposits	1,077	911	2,070	1,767
Other Service Charges, Commissions & Fees	234	229	508	506
Security Gains, net	0	0	0	0
Other Income	261	623	515	1,060

	1,572	1,763	3,093	3,333

Noninterest Expense
Salaries and Employee Benefits	3,225	2,830	6,244	5,575
Occupancy and Equipment	869	791	1,666	1,553
Other Operating Expenses	1,855	1,565	3,535	2,956

	5,949	5,186	11,445	10,084

Income Before Income Taxes	3,053	2,529	5,998	5,010
Income Taxes	1,046	864	2,066	1,700

Net Income	$2,007	$1,665	$3,932	$3,310

Net Income Per Share of Common Stock
Basic	$0.35	$0.29	$0.69	$0.58

Diluted	$0.35	$0.29	$0.69	$0.58

Weighted Average Basic Shares Outstanding	5,707,843	5,701,552	5,701,785	5,701,652

Weighted Average Diluted Shares Outstanding	5,725,022	5,716,409	5,719,551	5,715,937

All per share data has been adjusted to reflect a 5-for-4 stock split effected as a 25% stock dividend on September 1, 2003.